Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Nordic American Tankers Limited:

We consent to the use of our reports dated April 29, 2024, with respect to the consolidated financial statements of Nordic American Tankers Limited and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS
Oslo, Norway
March 11, 2025